EQUIPMENT LEASING AGREEMENT

         EQUIPMENT LEASING AGREEMENT dated as of September 19, 1996 (herein, as amended and supplemented from time to time, called "this Lease"), between BTM FINANCIAL & LEASING CORPORATION B-4, a Massachusetts corporation (herein called "Lessor"), having a principal place of business at 125 Summer Street, Boston, Massachusetts 02110, and LADD FURNITURE, INC., a North Carolina corporation (herein called "Lessee"), having its principal place of business at One Plaza Center, High Point, North Carolina 27261.

         In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

                  "Acceptance Date" for each Item of Equipment means the date on which Lessee has unconditionally accepted such Item for lease hereunder, as evidenced by Lessee's execution and delivery of a Lease Supplement for such Item dated such date.

                  "Acquisition Cost" of each Item of Equipment means an amount equal to the sum of (i) the total cost paid by Lessor for such Item, plus (ii) all sales and excise taxes paid by Lessor on or with respect to the acquisition of such Item, plus (iii) all costs and expenses paid by Lessor, or Lessee with the approval of Lessor, in connection with the delivery and installation of such Item.

                  "Acquisition Period" means the period specified as such on each consecutively numbered Related Exhibit A now or hereafter attached hereto and made a part hereof.

                  "Assignee"  shall  have  the  meaning  given  to such  term in
Section 14(b) hereof.

                  "Basic Rent" means the rent payable for each Item of Equipment during (i) the Basic Term thereof pursuant to Section 7(b) hereof, and (ii) each Renewal Term thereof pursuant to Section 29(a) hereof.

                  "Basic Term" for each Item of Equipment means the period consisting of the number of months set forth for the type of Equipment to which such Item relates on the Related Exhibit A for such Item.



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



                  "Basic Term Commencement Date" for each Item of Equipment means the date specified as such on the Related Exhibit A for such Item.

                  "Business Day" means any day other than a day on which banking institutions in the Commonwealth of Massachusetts or the State of North Carolina are authorized by law to close.

                  "Casualty Loss Value" of each Item of Equipment as of any Casualty Loss Value Payment Date means an amount determined by multiplying the Acquisition Cost of such Item of Equipment by the percentage set forth opposite such Casualty Loss Value Payment Date on the Schedule of Casualty Loss Values attached to the Related Exhibit A for such Item.

                  "Casualty Loss Value Payment Date" of each Item of Equipment shall mean the Basic Term Commencement Date for such Item and the same day of each month thereafter and shall be as set forth in the Schedule of Casualty Loss Values attached to the Related Exhibit A for such Item.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any comparable successor law.

                  "Early Buyout Date" means the date, specified in the Related Exhibit A, upon which Lessee may exercise its option to purchase the Equipment pursuant to Section 35.

                  "Early Buyout Value", for each Item of Equipment, means an amount determined by multiplying the Acquisition Cost of such Item of Equipment by the applicable percentage set forth under the caption "Early Buyout Percentage" in the Lease Supplement for such Item.

                  "Equipment" means the equipment of the type(s) described on each consecutively numbered Related Exhibit A now or hereafter attached hereto and made a part hereof and leased or to be leased by Lessor to Lessee hereunder or ordered by Lessor for lease to Lessee hereunder, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed therein which are the property of Lessor pursuant to the terms of this Lease.

                  "Event of Default" means any of the events referred to in Section 23 hereof.

                  "Event of Loss" with  respect to any Item of  Equipment  means
(i) the loss of such Item of Equipment or any substantial part thereof, or (ii) the loss of the use of such Item of Equipment due to theft or disappearance for a period in excess of 45 days during the Term, or existing at the expiration or earlier


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termination  of the Term, or (iii) the  destruction,  damage beyond  repair,  or rendition of such Item of Equipment or any substantial part thereof permanently unfit for normal use for any reason whatsoever, or (iv) the condemnation, confiscation, seizure, or requisition of use or title to such Item of Equipment or any substantial part thereof by any governmental authority under the power of eminent domain or otherwise.

                  "Interim Rent" means the rent payable for each Item of Equipment for the Interim Term thereof pursuant to Section 7(a) hereof.

                  "Interim Term" for each Item of Equipment means the period commencing on the Acceptance Date for such Item (unless the Acceptance Date is the Basic Term Commencement Date, in which case there shall be no Interim Term for such Item) and ending on the date immediately prior to the Basic Term Commencement Date.

                  "Item of Equipment" or "Item" means a single unitary item of the Equipment.

                  "Lease Supplement" means a Lease Supplement substantially in the form attached hereto as Exhibit B, to be executed by Lessor and Lessee with respect to each Item of Equipment as provided in Section 4 hereof, evidencing that such Item is leased hereunder.

                  "Letter of Credit" means that certain standby letter of credit, from Nationsbank, N.A. (South) as Issuer, in favor of Lessor as beneficiary, in an aggregate amount equal to twenty-five percent (25%) of the Acquisition Cost of the Equipment then leased hereunder (or such other amount as Lessor may agree, from time to time, pursuant to Section 34), and any letter of credit issued, with the consent of Lessor, in substitution or replacement therefor.

                  "Lien" means liens, mortgages, encumbrances, pledges, charges and security interests of any kind.

                  "Maximum Acquisition Cost" means the amount specified as such on each consecutively numbered Related Exhibit A now or hereafter attached hereto and made a part hereof.

                  "NationsBank Facility" shall mean that certain Loan and Security Agreement entered into by and among Lessee, NationsBank, N.A. (South) and the other parties thereto, dated as of July 12, 1996.

                  "Permitted Lien" has the meaning assigned to such term in Section 15.



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



                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

                  "Related Exhibit A" means, with respect to an Item of Equipment, the particular numbered Exhibit A now or hereafter attached hereto and made a part hereof to which such Item relates as specified in Section 4 hereof.

                  "Renewal Term" for each Item of Equipment means the period following the end of the Basic Term for such Item with respect to which Lessee has the option to renew this Lease pursuant to Section 29(a) hereof.

                  "Rent" means Interim Rent and Basic Rent.

                  "Rent Payment Date" for each Item of Equipment means (i) for the Basic Term thereof, each date on which a payment of Basic Rent is due and payable for such Item pursuant to Section 7(b) hereof, (ii) for the Interim Term thereof (if any), the Basic Term Commencement Date for such Item, and (iii) for each Renewal Term thereof, each date on which a payment of Basic Rent is due and payable for such Item as provided in Section 29(a) hereof.

                  "Rental Period" for each Item of Equipment means (i) for the Interim Term of such Item, the period from and inclusive of the Acceptance Date for such Item to, but not inclusive of, the Basic Term Commencement Date for such Item, (ii) for the Basic Term of such Item, each period for which a payment of Basic Rent is to be made for such Item during the Basic Term thereof as set forth on the Related Exhibit A for such Item (opposite the reference to Rental Periods for Basic Term), and (iii) for each Renewal Term of such Item, each period for which a payment of Basic Rent is to be made for such Item during such Renewal Term as set forth on the Related Exhibit A for such Item (opposite the reference to Rental Periods for Renewal Term).

                  "Supplemental Payments" means all amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Lessor or others, including payments of Casualty Loss Value and indemnities, but excluding Basic Rent and Interim Rent.

                  "Term" means the full term of the Lease with respect to each Item of Equipment, including the Interim Term (if any), the Basic Term, and the Renewal Term.

The words "this Lease", "herein", "hereunder", "hereof" or other like words mean and include this Equipment Leasing Agreement,


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



each Related Exhibit A, each Lease Supplement, and each amendment and supplement hereto and thereto.

         2. Agreement for Lease of Equipment. Subject to, and upon all of the terms and conditions of this Lease, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor each Item of Equipment for the Term with respect to such Item. Provided that no Event of Default has occurred and is continuing hereunder, Lessor agrees that it shall not interfere with Lessee's quiet enjoyment and use of any Item of Equipment leased hereunder during the Term thereof.

         3. Conditions Precedent. Lessor shall have no obligation to purchase any Item of Equipment and to lease the same to Lessee unless each of the following conditions are fulfilled to the satisfaction of Lessor: (i) no event which is (or with notice or lapse of time or both would become) an Event of Default or Event of Loss has occurred and is continuing, nor has any information come to Lessor's attention from which Lessor could reasonably and in good faith infer that such event might occur; (ii) no material adverse change in the financial condition of Lessee, which, in Lessor's good faith opinion, would impair the ability of Lessee to pay and perform its obligations under this Lease has occurred since the date specified as the Financial Condition Reference Date on the Related Exhibit A for such Item, provided, that the NationsBank Facility shall have been completed to the satisfaction of Lessor; (iii) such Item of Equipment is reasonably acceptable to Lessor, and is free of all Liens, other than any Lien specifically excepted in Section 15 hereof; (iv) the Acceptance Date for such Item of Equipment is a date within the Acquisition Period specified on the Related Exhibit A for such Item and Lessee has executed and delivered to Lessor the Related Exhibit A for such Item; (v) the Acquisition Cost of such Item of Equipment, when added to the total Acquisition Cost of all Equipment of the type to which such Item relates and which has been leased hereunder, or ordered by Lessor for lease hereunder, will not be such an amount so as to cause the Maximum Acquisition Cost specified on the Related Exhibit A for such Item to be exceeded; (vi) Lessor has received an invoice for such Item of Equipment from the seller thereof, approved for payment by Lessee, showing Lessor as the purchaser of such Item, or, if Lessee or a permitted sublessee is the seller of such Item, a bill of sale for such Item from Lessee (or as applicable, sublessee) to Lessor in form and substance satisfactory to Lessor, together with evidence, satisfactory to Lessor, within sixty (60) days following the Acceptance Date of such Items, of Lessee's (or as applicable, such sublessee's) payment to the original seller of such Items in an amount at least equal to ninety percent (90%) of the Acquisition Cost of such Items; (vii) Lessor has received a Lease Supplement for such Item, duly executed by Lessee, and dated the Acceptance Date for such Item; (viii) if such Item of Equipment is subject to motor vehicle


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



titling and registration laws, Lessor has received a copy of the application for certificate of title therefor, as filed with, and bearing the filing stamp of, the appropriate department of motor vehicles or other appropriate state authority, and a copy of the manufacturer's statement or certificate of origin therefor, reflecting Lessor or its nominee as owner and whomever Lessor shall have designated (if any) as first lienholder; (ix) all licenses, registrations, permits, consents and approvals required by Federal, state or local laws or by any governmental body, agency or authority in connection with Lessor's ownership of, and the delivery, acquisition, installation, use and operation of, each Item of Equipment shall have been obtained to the satisfaction of Lessor; (x) Lessor shall have received the Letter of Credit duly issued by the issuer thereof in an amount equal to twenty-five percent (25%) of the Acquisition Cost of such Item;
(xi) Lessor shall have received a release from the Lien of the NationsBank Facility in form and substance satisfactory to Lessor with respect to such Item; and (xii) Lessor shall have received such other documents, opinions, certificates and waivers, in form and substance satisfactory to Lessor, as Lessor may require.

         4. Delivery, Acceptance and Leasing of Equipment. Lessor shall not be liable to Lessee for any failure or delay in obtaining any Item of Equipment or making delivery thereof. Forthwith upon delivery of each Item of Equipment to Lessee, Lessee will inspect such Item, and unless Lessee gives Lessor prompt written notice of any defect in or other proper objection to such Item, Lessee shall promptly upon completion of such inspection execute and deliver to Lessor a Lease Supplement for such Item, dated the Acceptance Date of such Item. The execution by Lessor and Lessee of a Lease Supplement for an Item of Equipment shall (a) evidence that such Item is leased under, and is subject to all of the terms, provisions and conditions of, this Lease, and (b) constitute Lessee's unconditional and irrevocable acceptance of such Item for all purposes of this Lease. An Item of Equipment shall be conclusively deemed to relate to the particular numbered Exhibit A now or hereafter attached hereto and made a part hereof on which is set forth (i) a description of such Item or the type of Equipment to which such Item relates and (ii) the Acquisition Period within which the Acceptance Date for such Item has occurred.

         5. Term. The Interim Term (if any) for each Item of Equipment shall commence on the Acceptance Date thereof, and, unless sooner terminated pursuant to the provisions hereof, shall end on the date immediately prior to the Basic Term Commencement Date thereof. The Basic Term for each Item of Equipment shall commence on the Basic Term Commencement Date thereof and, unless this Lease is sooner terminated with respect to such Item (or all Equipment) pursuant to the provisions hereof, shall end on the date specified therefor in the Lease Supplement for such Item. If not sooner terminated pursuant to the provisions hereof, the


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



Term for each Item of Equipment shall end on the last day of the Basic Term thereof, or if this Lease is renewed pursuant to Section 29(a) hereof, on the last day of the last Renewal Term thereof.

         6.       Return of Equipment.

         (a) Upon the expiration or earlier termination of the Term with respect to each Item of Equipment (unless Lessee has exercised its purchase option with respect thereto pursuant to Section 29(b) hereof), Lessee will, at its expense, surrender and deliver possession of each Item of Equipment to Lessor at a location chosen by Lessor within seven hundred (700) miles of the then location of each such Item, or as may be otherwise agreed by the parties. At the time of such return to Lessor, each Item of Equipment (and each part or component thereof) shall (i) be in good operating order, and in the repair and condition as when originally delivered to Lessee, ordinary wear and tear from proper use thereof excepted, (ii) be capable of being assembled and operated by a third party purchaser or third party lessee without further inspection, repair, replacement, alterations or improvements (excluding third party peculiar requirements for compatibility with then existing third party products, equipment or facilities), and in accordance and substantial compliance with any and all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of such Item of Equipment, and (iii) be free and clear of all Liens, other than any Lien granted or placed thereon by Lessor or any Assignee. All Equipment shall have been maintained in good working order and according to the manufacturers recommendations, shall be deinstalled by a qualified technician, and shall be fully disassembled, palletized and prepared as necessary for long term storage. If any Item of Equipment is originally equipped with tires, such Item shall, in addition to satisfying the requirements of the preceding sentence, be returned with all tires installed thereon, with each tire having at least fifty percent (50%) or more average remaining tread for each Item of Equipment thereon.

         (b) Until each such Item of Equipment has been returned to Lessor in the condition and as otherwise provided in this Section 6, Lessee shall continue to pay Lessor, on the same dates on which Basic Rent for such Item was payable during the Basic Term thereof (or, if the Term of such Item has been renewed pursuant to Section 29(a), the most recent Renewal Term thereof), the same Basic Rent for such Item that was payable on the last Rent Payment Date of the Basic Term thereof (or, if the Term of such Item has been renewed pursuant to Section 29(a), the same Basic Rent that was payable on the last Rent Payment Date of the most recent Renewal Term); provided, that during such holdover period, Lessee shall use its best efforts to secure the return of the


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



Equipment as required under this Section 6. The provision for payment pursuant to this Section 6(b) shall not be in abrogation of Lessor's right under this
Section 6 to have such Equipment returned to it hereunder.

         (c) The provisions of this Section 6 are of the essence of this Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 6.

         7.       Rent.

         (a) Interim Rent. Lessee hereby agrees to pay Lessor Interim Rent for each Item of Equipment as to which there is an Interim Term, payable on the Rent Payment Date of the Interim Term for such Item, in the amount obtained by multiplying (i) the Acquisition Cost of such Item by (ii) the percentage set forth (in the column captioned Interim Rent Percentage) on the Related Exhibit A for such Item, by (iii) the number of days from and including the Acceptance Date for such Item through the end of the Interim Term for such Item.

         (b) Basic Rent. Lessee hereby agrees to pay Lessor Basic Rent for each Item of Equipment during the Basic Term thereof at the times and on the Rent Payment Dates set forth on the Related Exhibit A for such Item and in an amount obtained by multiplying (i) the Acquisition Cost of such Item by (ii) the percentage of Acquisition Cost set forth (in the column captioned Basic Rent Percentage) on such Related Exhibit A.

         (c) Supplemental Payments. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto as expressly provided herein, all Supplemental Payments, promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee so to pay any such Supplemental Payment hereunder Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Rent.

         (d) Method of Payment. All payments of Rent and Supplemental Payments required to be made by Lessee to Lessor shall be made by check or in good funds. If the date that any payment of Rent is due is other than a Business Day the payment of Rent otherwise payable on such date shall be payable on the next succeeding Business Day. In the event of any assignment to an Assignee pursuant to Section 14(c) hereof, all payments which are assigned to such Assignee, whether Rent, Supplemental Payments or otherwise, shall be paid in such manner as shall be designated by Lessor or such Assignee. All payments of Rent required to be made by Lessee to Lessor hereunder shall be paid to Lessor at its address specified at the beginning of this Lease


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



or at such other address as Lessor may hereafter designate in writing to Lessee. Time is of the essence in connection with the payment of Rent and Supplemental Payments.

         8. Net Lease. This Lease is a net lease. Lessee acknowledges and agrees that its obligations hereunder, including, without limitation, its obligations to pay Rent for all Equipment leased hereunder and to pay all Supplemental
Payments payable hereunder,

                  (a) shall be unconditional and irrevocable under any and all circumstances,

                  (b) shall not be subject to cancellation, termination, modification or repudiation by Lessee, and

                  (c) shall be paid and performed by Lessee without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of,

                           (i) any past,  present or future  claims which Lessee
                  may have against Lessor, any Assignee, any manufacturer or supplier of the Equipment or any Item thereof, or any other Person for any reason whatsoever, or

                           (ii) any defect in the Equipment or any Item
                  thereof, or the condition, design, operation or fitness for use thereof, or

                           (iii) any damage to, or any loss or destruction
                  of, the Equipment or any Item thereof, or

                           (iv) any Liens or rights of others with respect to
                  the Equipment or any Item thereof, or

                           (v) any prohibition or interruption of or other restriction against Lessee's use, operation or possession of the Equipment or any Item thereof, for any reason whatsoever, or any interference with such use, operation or possession by any Person or entity, or

                           (vi) any default by Lessor in the  performance of any
                  of its obligations herein contained, or any other indebtedness or liability, howsoever and whenever arising, of Lessor, or of any Assignee, or of Lessee to any other Person, or by reason of insolvency, bankruptcy or similar proceedings by or against Lessor,

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

                  any Assignee or Lessee, or

                           (vii) for any other reason whatsoever, whether
                  similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding;

it being the intention of the parties hereto that all Rent and Supplemental Payments payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. Lessee retains its rights and remedies against Lessor or any Assignee for breach of covenant, representation or warranty, negligence or wilful malfeasance.

         9. Lessor's Title; Equipment to be and Remain Personal Property. Title to the Equipment shall at all times remain in Lessor and at no time during the Term shall title become vested in Lessee. This Lease is intended to be a true lease and not a lease intended as security or a lease in the nature of a security interest. Lessee shall acquire no right, title or interest in or to the Equipment, except the right to use the same pursuant to the terms of this Lease. It is the intention and understanding of both Lessor and Lessee, and Lessee shall take all such actions as may be required to assure, that the Equipment shall be and at all times remain personal property, notwithstanding the manner in which the Equipment may be attached or affixed to realty. Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in the Equipment by reason of the Equipment being claimed or deemed to be real property. Upon request by Lessor, Lessee shall obtain and deliver to Lessor valid and effective waivers, in recordable form, by the owners, landlords and mortgagees of the real property upon which the Equipment or any Item of Equipment is located or certificates of Lessee that it is the owner of such real property or that such real property is not leased and/or mortgaged. Lessee shall cause each Item of Equipment subject to motor vehicle titling and registration laws to be titled in the name of Lessor, as owner, and, if permitted by applicable law, to be registered in the name of Lessee, as lessee, and shall cause all certificates of title to be promptly furnished to Lessor.

         10. Use of Equipment; Compliance with Laws. Lessee agrees that the Equipment will be used and operated solely in the conduct of its business and in compliance with any and all insurance policy terms, conditions and provisions and in substantial compliance with all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of the Equipment, including, without limitation, environmental, noise and pollution laws (including notifications and reports). Lessee

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

shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by Federal, state or local laws or by any governmental  body,  agency  or  authority  in  connection with the  ownership, delivery,  installation, use and operation of each Item of Equipment, including, without limitation, those required by environmental, noise and pollution laws (including notifications and reports), and including,
in  the  case  of  any  Item   subject   to   motor   vehicle    titling  and
registration   laws,   all  titles,  registrations,  registration   plates,
permits, licenses, and all renewals thereof. The Equipment will at all times be and remain in the possession and control of Lessee. Lessee shall notify Lessor of any change in its principal place of business set forth above. Lessee shall not change the location of any Item of Equipment as specified in the Lease Supplement with respect thereto without delivering prior written notice to Lessor of the new location to which such Item will be moved and receiving Lessor's prior written consent to such move. The Equipment shall in no event be used or located outside of the continental limits of the United States. Lessee shall use and operate the Equipment or cause it to be used and operated only by personnel authorized by Lessee, and Lessee shall use every reasonable precaution to prevent loss or damage to each Item of Equipment from fire and other hazards.

         11. Maintenance and Repair of Equipment. Lessee agrees, at its own cost and expense, to keep, repair, maintain and preserve the Equipment in good order and operating condition, reasonable wear and tear excepted and in compliance with such maintenance and repair standards and procedures as are customarily followed by Lessee with respect to similar items of equipment, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each Item of Equipment, and in compliance with all requirements of law applicable to the maintenance and condition of the Equipment, including, without limitation, environmental, noise and pollution laws and regulations (including notifications and reports). Lessee shall maintain the exterior and interior of the Equipment in good appearance, reasonable wear and tear excepted. Lessee shall, at its own cost and expense, supply the necessary power and other items required in the operation of the Equipment and make available to Lessor all maintenance records for inspection, upon reasonable prior notice, at Lessee's place of business where the applicable Item of Equipment is located, at reasonable times and intervals during Lessee's regular business hours. Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Equipment at the expense of Lessor.

         12. Replacements; Alterations; Modifications. In case any Item of Equipment (or any equipment, part or appliance therein) is required to be altered, added to, replaced or modified in order to comply with any laws, regulations, requirements or rules
("Required  Alteration")  pursuant to Sections 10 or 11 hereof,

Lessee agrees to make such Required Alteration at its own expense and the same shall immediately be and become the property of Lessor and subject to the terms of this Lease. Lessee may make any optional alteration to any Item of Equipment ("Optional Alteration") provided such Optional Alteration does not impair the value, use or remaining useful life of such Item of Equipment. In the event such Optional Alteration is readily removable without causing material damage to the Item of Equipment, and is not a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, any such Optional Alteration shall be and remain the property of Lessee. To the extent such Optional Alteration is not readily removable without causing material damage to the Item of Equipment to which such Optional Alteration has been made, or is a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Item of Equipment on the Acceptance Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, the same shall immediately be and become the property of Lessor and subject to the terms of this Lease. Lessee agrees that, within 45 days after the close of any calendar quarter in which Lessee has made any Required Alterations, Lessee will give written notice thereof to Lessor describing, in reasonable detail, the Required Alterations and specifying the cost thereof with respect to each Item of Equipment and the date or dates when made. Any parts installed or replacements made by Lessee upon any Item of Equipment pursuant to its obligation to maintain and keep the Equipment in good order, operating condition and repair under Section 11 hereof shall be considered accessions to such Item of Equipment and title thereto shall be immediately vested in Lessor. Except as required or permitted by the provisions of this Section 12, Lessee shall not materially modify an Item of Equipment without the prior written authority and approval of Lessor.

         12A.  Early Buyout.   In the event that Basic Rent shall be
increased or Lessee shall be obligated to make a lump sum payment to Lessor pursuant to Section 19(c), and so long as no Event of
Default shall have occurred and be continuing hereunder, Lessee shall have the right at its option on any Early Buyout Date
specified on the Related Exhibit A for any Item, on at least ninety (90) days' prior written notice to Lessor, to terminate this Lease with respect to all, but not less than all, of the
Items of Equipment then leased hereunder and subject to said
Related Exhibit A, with such termination to be effective on the
Early Buyout Date specified in said Related Exhibit A.  On such
Early  Buyout  Date (but in no event  prior to  Lessor's  receipt of the amounts specified in the next succeeding sentence), Lessor shall, without recourse or warranty (except as to the absence of Liens
granted  or  placed  thereon  by  Lessor  or  any  Assignee   pursuant  to
Section 14(c)), sell the Equipment on an "as-is", "where-is" basis for cash to Lessee, and Lessee shall pay to Lessor the sum of the amounts specified in the following sub-clauses (i) through (v): (i) the aggregate Basic Rent due and payable for all of the Equipment on the Early Buyout Date, plus (ii) all accrued and unpaid Interim Rent and Basic Rent owing for each Item of Equipment for all Rental Periods prior to the Rental Period for which the Basic Rent payment specified in the preceding sub-clause (i) is payable, plus (iii) the Early Buyout Value of such Item of Equipment as of such Early Buyout Date, plus (iv) any sales or excise taxes on or measured by such early buyout (other than gross or net income taxes attributable to such sale), plus (v) all accrued and unpaid Supplemental Payments owing by Lessee as of the Early Buyout Date. Until payment of the amounts set forth in the next preceding sentence as aforesaid, this Lease (including the provisions of this Section 12A) shall continue in full force and effect with respect to the Equipment. In the event of any such sale and the receipt by Lessor of the amounts described above, and upon compliance by Lessee with the provisions of this Section 12A, the obligations of Lessee to pay Basic Rent hereunder with respect to each Item of Equipment so sold shall cease for any Rental Period that commences on or after the Early Buyout Date and the Term with respect to each such Item shall end effective as of the Early Buyout Date. Lessor shall be under no duty to take any action in connection with any such sale other than the duty to transfer to Lessee, without recourse or warranty, on an "as-is", "where-is" basis (except as to the absence of Liens granted or placed thereon by Lessor or any Assignee pursuant to Section 14(c)), all of Lessor's right, title and interest in and to the Equipment so sold against receipt by Lessor of the payments provided for herein.

         13. Identification Marks; Inspection. Lessee agrees, upon the request of Lessor, at Lessee's sole cost and expense, to place markings on the Equipment by stencil or by a metal tag or plate affixed thereto showing plainly, distinctly and conspicuously Lessor's title and ownership thereto; provided, however, that such identification markings are to be placed so as not to interfere with the usefulness of such Item of Equipment. If during the Term any such identification marking shall at any time be defaced or destroyed, Lessee shall immediately cause such defaced or destroyed identification marking to be restored or replaced. Lessee shall not allow the name of any Person other than Lessee or its affiliates to be placed upon any Item of Equipment as a designation which might be interpreted as indicating a claim of ownership thereto or a security interest therein by any Person other than Lessor or any Assignee. Upon the request of Lessor, Lessee shall make the Equipment available to Lessor for inspection at Lessee's premises (including, without limitation, the use of photographic and video equipment, provided that the same is used solely for the purpose of recording pertinent
Equipment information and shall not be used to record or display information that Lessee notifies Lessor is proprietary or confidential) and shall also make Lessee's records pertaining to the Equipment available to Lessor for inspection.

         14.      Assignment and Subleasing.

         (a) By Lessee. LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF ANY ITEM OF EQUIPMENT, OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED SUBLEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID. Lessee may, without Lessor's consent, sublease any Item of Equipment to any affiliate or wholly-owned subsidiary of Lessee provided that (i) no Event of Default has occurred and is continuing hereunder,
(ii) any such sublease shall be subject and subordinate in all respects to this Lease and the rights of Lessor (and any Assignee) hereunder, (iii) the sublease term shall in no event exceed the then remaining portion of the Term of such Item of Equipment, and any Renewal Term thereof, (iv) Lessee will provide Lessor with the name and address of each such sublessee and the location of each subleased Item of Equipment, which location will in no event be outside of the continental limits of the United States, and (v) Lessee shall, and shall cause any such sublessee to, execute and deliver such instruments (including sublease agreements and Uniform Commercial Code financing statements) as may be reasonably requested by Lessor in connection with any such sublease, and to provide copies of each sublease agreement to Lessor upon Lessor's written request. No such subleasing by Lessee will reduce any of the obligations of Lessee hereunder or the rights of Lessor (and any Assignee) hereunder, and all of the obligations of Lessee hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety. Any sublease shall, if requested by Lessor (or any Assignee) be assigned by Lessee (with such assignment to be consented to by the sublessee thereof) to Lessor or any such Assignee.

         (b) In the event Lessee shall sell, convey or transfer to any person, all or substantially all of the assets as an entirety of any affiliate or wholly-owned subsidiary to whom Lessee has subleased any Items of Equipment pursuant to Section 14(a) above, the successor corporation formed by such sale, conveyance or transfer shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Lease with respect to all, but not less than all, of the Items of Equipment so subleased, with the same effect as if such successor corporation had been named as a Lessee herein, provided that such successor corporation shall execute and deliver to Lessor and each Assignee an agreement containing an effective assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Lease; provided, however, that Lessee shall not be released from its obligations hereunder with respect to such Items of Equipment, which obligations shall at all times remain primary and direct, without the prior written consent of Lessor. In the event such consent is withheld by Lessor, Lessee may have the option, upon ten (10) days prior written notice) to terminate this Lease on a Rent Payment Date designated in such notice (a "Termination Payment Date"), with respect to all, but not less than all, of the Items of Equipment subleased to such successor entity, by purchasing such Items of Equipment from Lessor for an amount with respect to each such Item, payable in immediately available funds, equal to the sum of (i) the Casualty Loss Value of such Item of Equipment on such Termination Payment Date, plus (ii) the Basic Rent due and payable for such Item of Equipment on such Termination Payment Date, plus (iii) any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale), plus (iv) any Supplemental Payments then due and owing to Lessor hereunder. Lessor's sale of each Item of Equipment shall be on an as-is, where-is basis, without any representation or warranty by, or recourse to, Lessor (except as to the absence of Liens granted or placed thereon by Lessor or any Assignee pursuant to Section 14(c)).

         (c) By Lessor. Lessor may, at any time, without notice to, or the consent of, Lessee sell, assign or transfer or grant a security interest in all or any part of Lessor's rights, obligations, title or interest in, to and under the Equipment or any Item(s) thereof, this Lease, any Lease Supplement and/or any Rent and Supplemental Payments payable under this Lease or any Lease Supplement. Any entity to whom any such sale, assignment, transfer or grant of security interest is made is herein called an "Assignee" and any such sale, assignment, transfer or grant of security interest is herein called an "assignment". An Assignee may re-assign and/or grant a security interest in any of such rights, obligations, title or interest assigned to such Assignee. Lessee agrees to execute related acknowledgments and other documents that may be reasonably requested by Lessor or an Assignee. Each Assignee shall have and may enforce all of the rights and benefits of Lessor hereunder with respect to the Item(s) of Equipment and related Lease Supplement(s) covered by the assignment, including, without limitation, the provisions of Section 8 hereof and Lessee's representations and warranties under Section 21 hereof. Lessee acknowledges that any such assignment will not materially change its duties or materially increase its burdens or risks hereunder. Each such assignment shall be subject to Lessee's rights hereunder so long as no Event of Default has occurred and is continuing hereunder and in no event shall there be more than two (2) Assignees (or, one (1) Assignee, together with Lessor) at any one time during the term of this Lease. Lessee shall be under no obligation to any Assignee except upon written notice of such assignment from Lessor or, in the case of a reassignment, from the Assignee. Upon written notice to Lessee of an assignment, Lessee agrees to pay the Rent and Supplemental Payments with respect to the Item(s) of Equipment covered by such assignment to such Assignee in accordance with the instructions specified in such notice without any abatement, defense, setoff, counterclaim or recoupment whatsoever, and to otherwise comply with all notices, directions and demands which may be given by Lessor or such Assignee with respect to such Item(s), in accordance with the provisions of this Lease. Notwithstanding any such assignment, all obligations of Lessor to Lessee under this Lease shall be and remain enforceable by Lessee against Lessor and any Assignee to whom an assignment has been made.

         15. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (i) the Equipment or any Item thereof, Lessor's title thereto or any interest therein, or (ii) this Lease or any of Lessor's interests hereunder, except any Lien granted or placed thereon by Lessor or any Assignee pursuant to Section 14(c) hereof (a "Permitted Lien"). Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Lease and the Equipment free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor and each Assignee, any such Lien not excepted above if the same shall arise at any time. Lessee will notify Lessor and each Assignee in writing promptly upon becoming aware of any tax or other Lien (other than any lien excepted above) that shall attach to the Equipment or any Item of Equipment, and of the full particulars thereof.

         16.      Loss, Damage or Destruction.

         (a) Risk of Loss, Damage or Destruction. Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to each Item of Equipment, however caused or occasioned, such risk to be borne by Lessee with respect to each Item of Equipment from the date of this Lease, and continuing until such Item of Equipment has been returned to Lessor in accordance with the provisions of
Section 6 hereof or has been purchased by Lessee in accordance with the provisions of Section 29(b) hereof. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Lease, including, without limitation, the obligation to pay Rent.

                  (b) Payment of Casualty Loss Value Upon an Event of Loss. If an Event of Loss occurs with respect to an Item of Equipment during the Term thereof, Lessee shall give Lessor prompt written notice thereof and shall pay to Lessor on the Casualty Loss Value Payment Date next following the date of such Event of Loss (or on the last day of the Term if there is no succeeding Casualty Loss Value Payment Date) the sum of (i) all unpaid Interim Rent and Basic Rent payable for such Item of Equipment for any Rental Period prior to the Rental Period in which the Event of Loss has occurred, plus (ii) (x) if Basic Rent for such Item of Equipment is payable in advance, the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date next preceding or coincident with the date of such Event of Loss, plus the Basic Rent payable for such Item for the Rental Period in which such Event of Loss has occurred if such Basic Rent was not paid on the Rent Payment Date therefor, or
(y) if Basic Rent for such Item is payable in arrears, the Casualty Loss Value of such Item of Equipment determined as of the Casualty Loss Value Payment Date next following the date of such Event of Loss, plus the Basic Rent payable for such Item of Equipment for the Rental Period in which such Event of Loss has occurred if such Casualty Loss Value Payment Date for such Item is a Rent Payment Date, plus (iii) all other Supplemental Payments due for such Item of Equipment as of the date of payment of the amounts specified in the foregoing clauses (i) and (ii). Any payments received at any time by Lessor or by Lessee from any insurer or other party (except Lessee) as a result of the occurrence of such Event of Loss will be applied in reduction of Lessee's obligation to pay the foregoing amounts, if not already paid by Lessee, or, if already paid by Lessee, will be applied promptly to reimburse Lessee for its payment of such amount, unless an Event of Default shall have occurred and be continuing. Upon payment in full of such Casualty Loss Value, Basic Rent, Interim Rent (if applicable) and Supplemental Payments, (A) the obligation of Lessee to pay Rent hereunder with respect to such Item of Equipment shall terminate and the Term of such Item shall terminate, and (B) Lessee shall, as agent for Lessor, as soon as practicable, dispose of such Item or Items of Equipment in a manner reasonably acceptable to Lessor.

         (c) Substitution of Equipment Upon an Event of Loss. Provided no Event of Default has occurred and is continuing, in lieu of payment of the amounts indicated in sub-clause (b) above, Lessee may, on or prior to the date on which such payments would have otherwise been due, convey, or cause to be conveyed to Lessor, as replacement for any Item of Equipment with respect to which an Event of Loss has occurred, good and marketable title to a Replacement Item free and clear of all liens, claims, security interests and encumbrances and having a value and utility at least equal, and being in as good operating condition as, such Item of Equipment with respect to which the Event of Loss has occurred, assuming such Item was in the condition and repair required by the terms of this Lease. Prior to or at the time of any such conveyance, Lessee, at its own expense, shall furnish, or cause to be furnished to Lessor a bill of sale, in form and substance satisfactory to Lessor, with respect to such Replacement Item and execute a supplement hereto identifying such Replacement Item as subject to this Lease. Upon full compliance by Lessee with the terms of this sub-clause (c), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Liens granted or placed thereon by Lessor or any Assignee pursuant to Section 14(c)), on an "as-is", "where-is" basis, all of Lessor's right, title and interest in and to the Item of Equipment so replaced. For all purposes hereof, each such Replacement Item shall, after such conveyance be deemed part of the property leased hereunder and shall be deemed an "Item of Equipment" as defined herein.

         (d) Application of Payments Not Relating to an Event of Loss. Any payments (including, without limitation, insurance proceeds) received at any time by Lessor or Lessee from any governmental authority or other party with respect to any loss or damage to any Item or Items of Equipment not constituting an Event of Loss, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Section 11 and 12 hereof, if not already paid by Lessee, or if already paid by Lessee and no Event of Default shall have occurred and be continuing, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with the provisions of said Sections with respect to such loss or damage shall be retained by Lessor.

         17. Insurance. Lessee will cause to be carried and maintained, at its sole expense, with respect to the Equipment at all times during the Term thereof and until the Equipment has been returned to Lessor (a) physical damage insurance (including theft and collision insurance in the case of all Items of Equipment consisting of motor vehicles) insuring against all risks of physical loss or damage to the Equipment, in an amount not less than the greater of the Casualty Loss Value of the Equipment or the replacement value of the Equipment, and (b) insurance against liability for bodily injury, death and property damage resulting from the use and operation of the Equipment in an amount not less than $5,000,000 per occurrence, in each case with exclusions and deductibles acceptable to Lessor and no greater than those applicable to insurance on similar equipment owned by Lessee. Such insurance policy or policies will name Lessor and each Assignee as the sole loss payees with respect to such Equipment, as their interests may appear, on all policies referred to in clause (a) of the preceding sentence, and will name Lessor and each Assignee as additional insureds on all policies referred to in clause (b) of the preceding sentence. Such policies will provide that the same may not be invalidated against Lessor or any Assignee by reason of any violation of a condition or breach of warranty of the policies or the application therefor by Lessee, that the policies may be cancelled or materially altered or reduced in coverage
(except as otherwise permitted under the terms of this Lease) by the insurer only after thirty (30) days' prior written notice to Lessor and each Assignee, and that the insurer will give written notice to Lessor and each Assignee in the event of nonpayment of premium by Lessee when due. The policies of insurance required under this Section shall be valid and enforceable policies issued by insurers of recognized responsibility acceptable to Lessor and each Assignee and authorized to do an insurance business in the state in which each Item of Equipment is located. In the event that any of such policies referred to in clause (b) of the first sentence of this Section shall now or hereafter provide coverage on a "claims-made" basis, Lessee shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the Term of the last Item of Equipment leased to Lessee hereunder. Upon the execution of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of any expiring policies theretofore furnished under this Section, certificates of the insurance coverage required by this Section and, if requested by Lessor or any Assignee, copies of the policies evidencing such insurance coverage, shall be delivered by Lessee to Lessor and each other named loss payee and/or additional insured. Any certificate of insurance issued with respect to a blanket policy covering other equipment not subject to this Lease shall specifically describe the Equipment as being included therein and covered thereby to the full extent of the coverages and amounts required hereunder. If Lessee shall fail to cause the insurance required under this Section to be carried and maintained, Lessor or any Assignee may provide such insurance and Lessee shall reimburse Lessor or any such Assignee, as the case may be, upon demand for the cost thereof as a Supplemental Payment hereunder.

         18. General Tax Indemnity. Lessee agrees to pay, defend and indemnify and hold Lessor, each Assignee and their respective successors and assigns harmless on an after-tax basis from any and all Federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") howsoever imposed, whether levied or imposed upon or asserted against Lessor, any Assignee, Lessee, the Equipment, any Item of Equipment, or any part thereof, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) the Equipment, or any Item of Equipment or any part thereof, (b) the manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, re-leasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, return, repossession, sale or other application or disposition of the Equipment, or any Item of Equipment or any part thereof, (c) the rentals, receipts or earnings arising from the Equipment or any Item of Equipment or any part thereof, or (d) this Lease, each Lease Supplement, the Rent and/or Supplemental Payments payable by Lessee hereunder; provided, however, that the foregoing indemnity shall not apply to any taxes or other impositions (i) based upon or measured solely by Lessor's or any Assignee's net income, (ii) federal superfund taxes computed on net taxable income as adjusted on Form 4626, or (iii) receipts, capital, net worth, excess profits or items of tax preference, including minimum taxes and withholding taxes measured by income, and which are imposed or levied by any Federal, state or local taxing authority in the United States; and further provided, that notwithstanding anything contained herein to the contrary, if Lessor shall receive any refund or rebate in respect of the Item listed in Exhibit A-1 under the caption "Tax Rebate" Lessor shall pay the same over to Lessee. Lessee will promptly notify Lessor of all reports or returns required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnify hereunder, and will promptly provide Lessor with all information necessary for the making and timely filing of such reports or returns. Lessor will promptly notify Lessee of all reports or returns of which it has knowledge that are required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnify hereunder, and of which Lessee does not have knowledge, and will promptly provide Lessee with all information necessary for the making and timely filing of such reports or returns. If Lessor requests that any such reports or returns be prepared and filed by Lessee, Lessor will promptly forward to Lessee, upon receipt by Lessor, all forms and information received from the applicable taxing authority necessary to prepare and make such filing and will cooperate with Lessee in preparing and making such filing. Subject to the foregoing, Lessee will prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such reports or returns for signature by Lessor, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Lessor, at least ten (10) days in advance of the date such payment is to be made. Lessor will promptly notify Lessee of any valuation notice received by Lessor and provide copies of such notices to Lessee to allow Lessee the right of an appeal before the expiration of applicable deadlines. Should Lessor fail to so notify Lessee, Lessor agrees to indemnify Lessee for any increased taxes payable by Lessee due solely as a result, and only to the extent, of any valuation increase for which Lessee was prevented from appealing. Throughout the Term of this Lease, Lessee has Lessor's permission to appeal the values of any and all property covered by this Lease within the limits of the law.

Upon written request, Lessee shall furnish Lessor with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by Lessee pursuant to this Section 18. All of the indemnities contained in this Section 18 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, Lessor and each Assignee.

         19.      Special Tax Indemnity.

                  (a) Tax Assumptions. In entering into this Lease and the transactions contemplated hereby, Lessor has made the following tax assumptions for each Item of Equipment (the "Tax Assumptions"): (i) Lessor will be entitled to the benefit of depreciation deductions for Federal income tax purposes under the Accelerated Cost Recovery System provided for in Section 168 of the Code and depreciation deductions for state income tax purposes for Lessor's Home State (hereinafter defined) based upon one hundred percent (100%) of the Acquisition Cost of each such Item of Equipment, commencing in the calendar year in which the Acceptance Date for each such Item of Equipment occurs, and on the basis that each Item of Equipment shall have the applicable recovery period and property classification, and that Lessor shall be entitled to use the method of depreciation and depreciation convention, specified on the Tax Schedule (hereinafter defined) attached to and made a part of the Related Exhibit A for such Item (the "Depreciation Deduction"); (ii) [intentionally omitted]; and
(iii) for each year of the Term, with respect to each Item of Equipment, including any year in which a Tax Loss (hereinafter defined) occurs, Lessor will be subject to tax as follows: (a) for each such year up to and including the year in which such Tax Loss occurs, at a composite Federal and state corporate income tax rate that is equal to the highest marginal rate for corporations provided for under the Code and the laws of Lessor's Home State (the "Highest Composite Marginal Tax Rate") and that is actually in effect for each such year, and (b) for each such year following the year in which such Tax Loss occurs, at a composite Federal and state corporate income tax rate that is equal to the Highest Composite Marginal Tax Rate actually in effect in the year in which such Tax Loss occurs and which, under the provisions of the Code and the laws of Lessor's Home State then in effect, is to be applicable to each such following year. As used herein the term "Lessor's Home State" means the state specified as such on any Tax Schedule, and the term "Tax Schedule" means the schedule of tax assumptions attached to and made a part of each Related Exhibit A.

                  (b) Lessee's Tax Representations and Warranties. Lessee represents and warrants to Lessor that (i) at the time

Lessor becomes the owner of each Item of Equipment such Item will constitute tangible personal property; (ii) at all times during the Term, with respect to each Item of Equipment, such Item will not constitute property "used predominantly outside the United States" or "tax-exempt use property" within the meaning of Sections 168(g)(1)(A) and 168(h)(1)(A), respectively, of the Code;
(iii) in determining the Depreciation Deduction for each Item of Equipment, Lessor shall be entitled to assume that each such Item shall have the applicable recovery period, property classification and useful life specified on the Tax Schedule attached to the Related Exhibit A for such Item; (iv) at the end of the Basic Term with respect to each Item of Equipment, the fair market value of such Item will be an amount equal to at least twenty percent (20%) of the Acquisition Cost thereof, without including in such value any increase or decrease for inflation or deflation during the Basic Term thereof, and after subtracting from such value any cost to Lessor for removal and delivery of possession of such Item to Lessor at the end of the Term thereof; (v) each Item of Equipment will be useful or usable by Lessor at the end of the Term thereof for purposes other than continued leasing by or transfer to any member of the Lessee Group (as such term is defined in Revenue Procedure 75-21, C.B.
1975-1, 715).

                  (c) Indemnity. (A) If by reason of (i) any act or failure to act of Lessee (regardless of whether any such act or failure to act is permitted or required by the terms of this Lease or otherwise), or (ii) the breach of or inaccuracy in law or in fact of any of Lessee's representations and warranties set forth in subsection (b) of this Section 19 or the breach of any of Lessee's representations and warranties set forth in any certificate or document delivered by Lessee in connection with the delivery and acceptance of any Item of Equipment, or (iii) with respect to any Item of Equipment, any amendment, modification, repeal or other change of or to the Code or any technical corrections thereto (or any comparable change in the income tax law of Lessor's Home State) enacted or adopted prior to the Acceptance Date of such Item (or any changes to the existing regulations promulgated under the Code or any new regulations prior to such Acceptance Date) which adversely changes or affects the Tax Assumptions, or (iv) the sale or other disposition of any Item of Equipment or the interest of Lessor therein after the occurrence of an Event of Default, or (v) the inclusion in this Lease of Lessee's option to purchase the Equipment or any Items thereof pursuant to Section 12A or any exercise by Lessee of such option, Lessor shall lose the benefit of, or shall not have or shall lose the right to claim, or shall suffer a disallowance or recapture of, or delay in claiming, all or any portion of the Depreciation Deduction with respect to any Item of Equipment, or (B) if, for Federal, foreign, state or local income tax purposes, any item of income, loss or deduction with respect to any Item of Equipment is treated as derived from, or allocable to, sources outside the United States (whether or not any foreign income taxes imposed as a result thereof may be credited against Federal, state or local income taxes of Lessor), or (C) if there shall be included in the gross income of Lessor for Federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of any Item of Equipment made or paid for by Lessee (any such loss, failure to have or loss of the right to claim, disallowance, recapture, delay in claiming, treatment, or inclusion referred to in any of the foregoing clauses (A) through
(C) of this paragraph (c) being hereinafter called a "Tax Loss"), then a Tax Loss shall be deemed to have occurred, and the Basic Rent for such Item of Equipment shall, on the Rent Payment Date next following written notice by Lessor to Lessee that a Tax Loss has occurred, and on each succeeding Rent Payment Date, be increased by such amount which, after deduction of all taxes required to be paid by Lessor in respect of the receipt or accrual of such amount under the laws of the United States, any state or any political subdivision thereof or any foreign taxing authority, will maintain Lessor's after-tax yield and aggregate after-tax cash flows in respect of such Item of Equipment at levels which are each not less than the levels of Lessor's after-tax-yield and aggregate after-tax cash flows that would have been applicable if such Tax Loss had not occurred, and Lessee shall pay to Lessor an amount which, after the deduction of any additional taxes required to be paid by Lessor in respect of the receipt or accrual of such amount, shall be equal to the amount of any interest, penalty or additions to tax which may be imposed in connection with such Tax Loss. In the event that the Term with respect to any Item of Equipment is terminated prior to the time Lessee is obligated to make the increased Basic Rent payments to Lessor with respect to such Item of Equipment as set forth in the preceding sentence, or in the event Lessee (or Lessor, if an Event of Default or event which, with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing hereunder) shall, by written notice to the other party, elect to have such indemnity paid by Lessee to Lessor in a lump sum payment, then, in either event, Lessee shall pay to Lessor, within thirty (30) days from the date of such written notice by Lessor to Lessee, in lieu of the increased Basic Rent payment or payments set forth in the preceding sentence, such lump sum as shall (after deduction of all taxes required to be paid by Lessor in respect of the receipt or accrual of such payment under the laws of the United States, any state or any political subdivision thereof or any foreign taxing authority) be necessary to maintain Lessor's after-tax yield and aggregate after-tax cash flows in respect of such Item of Equipment at levels which are each not less than the levels of Lessor's after-tax yield and aggregate after-tax cash flows that would have been applicable if such Tax Loss had not occurred, and Lessee shall also pay to Lessor an amount which, after the deduction of any additional taxes required to be paid by Lessor in respect of the receipt or accrual of such amount, shall be equal to the amount of any interest, penalty or additions to tax which may be imposed in connection with such Tax Loss. Lessor's after-tax yield and aggregate after-tax cash flows shall be determined by taking into account (i) the assumptions used by Lessor in originally calculating Rent and Casualty Loss Value, and Early Buyout percentages, including the Tax Assumptions (as such Tax Assumptions may have been revised pursuant to the next sentence hereof) and (ii) the Highest Composite Marginal Tax Rate actually in effect during each year from the date of such original calculations to the date of such Tax Loss, both dates inclusive. If Lessee shall disagree with the amounts calculated to be paid by it pursuant to this Section 19(c), such amounts shall be reviewed and determined by the independent public accountants regularly retained by Lessor Lessor agrees to cooperate with such independent public accountants and to supply them with all information reasonably necessary to permit them to accomplish such review and determination. The costs of such verification shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of ten percent or more in the net present value of the indemnity payment or payments determined by Lessor in which case such costs shall be borne by Lessor. Lessee will have no right to examine the tax returns of Lessor in connection with the verification procedure described in this Section 19(c). In the event Lessor shall suffer a Tax Loss with respect to which Lessee is required to pay an indemnity hereunder, and the full amount of such indemnity has been paid or provided for hereunder, the Tax Assumptions, without further act of the parties hereto, shall thereupon be and be deemed to be amended, if and to the extent appropriate, to reflect such Tax Loss. In the event any indemnity payments shall be paid to Lessor under this Section 19 with respect to any Item(s) of Equipment, the Casualty Loss Values and Early Buyout Values of such Item(s) of Equipment shall be adjusted appropriately.

The indemnification obligations of Lessee under this Section 19 shall survive the expiration or termination of this Lease and the Term of the Equipment.

                  (d) Exceptions to Indemnity. Lessee shall not be required to make any indemnity payment to Lessor provided for in this Section 19 with respect to an Item of Equipment, if Lessor shall have suffered a Tax Loss with respect to such Item of Equipment to the extent such Tax Loss would not have occurred in the absence of one or more of the following: (i) an Event of Loss with respect to such Item of Equipment, if Lessee shall have paid to Lessor all of the amounts payable under Section 16 hereof, and to the extent that such payment compensates Lessor for such Tax Loss; or (ii) the failure of Lessor to claim the Depreciation Deduction in a timely and proper manner, unless such failure is due to Lessee's failure to provide Lessor with the information reasonably necessary to make such claim; or (iii) the failure of Lessor to have sufficient income to benefit from the Depreciation Deduction after giving effect to all permitted tax loss carry forwards and carry backs (but this exception shall only apply if the Depreciation Deduction would be otherwise available to Lessor); or (iv) a voluntary transfer or other voluntary disposition by Lessor of all or any part of its interest in such Item of Equipment, other than (a) any such transfer or disposition pursuant to Sections 16 or 24 or a sale to Lessee by Lessor pursuant to Section 29(b) hereof, and (b) any assignment and/or grant of a security interest pursuant to the provisions of Section 14(b) hereof.

         (e)      Contests

         (i) Initiation. If a claim is made against Lessee or Lessor or if any proceeding shall be commenced against Lessor (including a written notice of such proceeding) that results or could result in a Tax Loss (a "Claim"), Lessor shall promptly notify Lessee in writing and shall not take any action with respect to such Claim without the written consent of Lessee, not to be unreasonably withheld or delayed, for 10 days after the receipt of such notice by Lessee; provided, however, that if Lessor shall be required by law or regulation to take action prior to the end of such 10-day period, Lessor shall, in such notice to Lessee, so inform Lessee, and Lessor shall not take any action with respect to such Claim without the written consent of Lessee, not to be unreasonably withheld or delayed, before the date on which Lessor shall be required by law or regulation to take action.

         (ii) Control. If Lessor shall have given notice to Lessee as described in clause (i) of this Section 19(e) in respect of a Claim, and Lessee shall request that Lessee contest such Claim, then

                  (I) in the case of any Claim that may be procedurally segregated and contested independently from any tax that is not subject to indemnification by Lessee, Lessor shall permit Lessee to contest such Claim in the name of Lessee, if permitted by law, or, otherwise, in the name of Lessor, provided, that (other than in the case of contest conducted in the name of Lessee without any reference to Lessor (any such contest described in this parenthetical being referred to herein as a "Lessee Controlled Contest")) if Lessor determines in its good faith judgment that permitting Lessee to conduct such contest could have material adverse business consequences to Lessor, Lessor shall have the right to control (or reassert control over) such contest, or

                  (II) in the case of a Claim which cannot be
         procedurally segregated and contested independently from
         taxes not subject to indemnification by Lessee, Lessor shall itself contest (or shall request Lessee to contest) in good faith (including, without limitation, by pursuit of appeals and administrative procedures), the validity, applicability or amount of such Claim by

                           (A) resisting payment thereof, or

                           (B) not paying the same except under  protest  (which
                  protest must be pursued in appropriate administrative and/or judicial proceedings) if protest shall be necessary and proper, or

                           (C)  if  payment  shall  be  made,  using  reasonable
                  efforts   to   obtain  a   refund   thereof   in   appropriate
                  administrative and/or judicial proceedings;

         provided, however, that in no event shall such contest be required or permitted unless:

                           (1) other than in the case of a Lessee Controlled Contest, the amount at issue (taking into account all similar and logically related issues) exceeds $25,000;

                           (2) Lessee shall have agreed in writing to pay Lessor
                  and shall pay as incurred all reasonable costs and expenses that Lessor shall incur in connection with contesting such Claim (including, without limitation, all reasonable legal and accounting fees and disbursements);

                           (3) Lessor shall have reasonably  determined that the
                  action to be taken will not result in any material danger of sale, forfeiture or loss of the Equipment or the creation of any Lien (except for Permitted Liens);

                           (4) Lessor  shall  have  reasonably  determined  that
                  there is no risk of criminal liability that may be imposed with respect to Lessor;

                           (5) no Event of Default shall have occurred and be
                  continuing at any time during such contest;

                           (6) if such  contest  shall  involve  payment  of the
                  Claim by Lessor, Lessee shall advance the amount thereof plus interest, penalties and additions to tax with respect thereto to Lessor on an interest-free basis (with no additional net after-tax cost to Lessor but taking into account any net tax savings associated with such advance); and

                           (7) other than in the case of a Lessee Controlled Contest, tax counsel selected by Lessor and reasonably acceptable to Lessee shall have furnished to Lessor, upon the request of Lessor, an opinion, prepared at Lessee's expense, to the effect that a bona fide defense to such Claim exists.

         Lessor shall not be entitled to settle, compromise or pay such Claim, in the case of a Lessee Controlled Contest, so long as such contest is required to be and is being prosecuted diligently and in good faith, and, in the case of a Contest controlled by Lessor which Lessor is required to pursue, without the prior written consent of Lessee. If Lessee is the Controlling Party (as defined below), it shall be entitled to settle the contest without the consent of Lessor only if it shall have delivered to Lessor a written acknowledgement of its obligation to pay such Claim.

         Notwithstanding anything contained herein to the contrary,

                  (x) Lessor will not be required to contest (and Lessee shall not be permitted to contest) a Claim if Lessor shall waive its right to indemnification under this Section 19(e) with respect to such Claim (and any related claim with respect to other taxable years the contest of which is materially adversely affected as a result of such waiver), it being understood that any such waiver shall be without prejudice to Lessor's rights with respect to any other Tax Loss, in which event Lessor shall promptly pay Lessee all amounts theretofore paid or advanced by Lessee in respect of such Tax Loss, and

                  (y) Lessor shall not be required to contest any Claim if the subject matter thereof shall be of a continuing nature and the relevant legal issue shall have previously been decided adversely pursuant to
         Section 19(e) unless Lessee shall have delivered an opinion of counsel selected by Lessor and reasonably satisfactory to Lessee that, taking into account such previous decision, there is a reasonable basis for contesting such Claim, and

                  (z) Lessor shall not be required, nor Lessee permitted, to appeal (1) any adverse judicial determination, unless requested to do so in writing by Lessee within 30 days of such adverse determination, and unless Lessee shall have indemnified Lessor for all costs and expenses which may be incurred by Lessor in prosecuting such appeal, or
         (2) any adverse determination of a court at the trial level beyond the next higher court having appellate jurisdiction, or (3) any adverse determination to the U.S. Supreme Court.

         (iii) Conduct. The party conducting the contest ("Controlling Party") shall keep the other party ("Noncontrolling Party") and its counsel reasonably advised with respect to the contest of such Claim but the decisions regarding what actions to be taken (including without limitation the forum in which such contest shall be brought), shall be made by the Controlling Party in its sole judgment. The Noncontrolling Party shall be permitted, at its own expense, to the extent practicable, to comment on any material written submissions made by the Controlling Party. The Controlling Party shall have the right to select counsel to conduct the contest.

         (iv) Final Determination. "Final Determination", for the purposes of this subsection (e), means a final decision of a court of competent jurisdiction after all allowable appeals have been exhausted by either party to the action, or a determination within the meaning of Section 1313(a) of the Code.

                  (I) In the  case  of a  contest  described  in  clause  (A) of
         Section 13(e)(ii)(II), if the Final Determination (hereinafter defined) shall be adverse to Lessor, Lessor shall promptly notify Lessee thereof and the indemnity amounts payable under this Section 19 with respect to the Tax Loss shall be computed by Lessor as of the date of such Final Determination. Lessor shall notify Lessee in writing of such computation and Lessee shall promptly make the indemnity payments required in accordance with this Section 19.

                  (II) if Lessor sues for a refund after making a payment of tax, interest and/or penalty attributable to a Claim pursuant to clause
         (B) or (C) of Section 13(e)(ii)(II), then

                           (A) if the Final Determination shall be in favor
                  of Lessor,

                                    (x)  no   future   payments   shall  be  due
                           hereunder in respect of such matter (or an appropriate reduction shall be made if the Final Determination is partly in favor of and partly adverse to Lessor) other than any outstanding costs or expenses incurred by Lessor with respect to such contest, and

                                    (y)  Lessor  shall  pay to  Lessee an amount
                           equal to the amounts theretofore paid by Lessee to Lessor in respect of such Tax Payment (or a proportionate part thereof if the Final Determination is partly in favor of and partly adverse to Lessor) on or before the next succeeding Rent Payment Date (or within thirty (30) days from such Final Determination, if there is no succeeding Rent Payment Date), together with the amount of any penalty or interest actually refunded to Lessor as a result of such Final Determination, and

                           (B) if the Final  Determination  shall be  adverse to
                  Lessor, the indemnity amounts payable under this Section 19 with respect to the Tax Loss shall be computed by Lessor as of the date of such Final Determination, Lessor shall notify Lessee in writing of such computation and Lessee shall make the indemnity payments required in accordance with this
                  Section 19, taking into account any amounts advanced by Lessee pursuant to clause (6) of Section 13(e)(ii)(II).

                  (f) Consolidated Tax Returns; Lessor's Assigns. For purposes of this Section 19, the term "Lessor" will include the corporation constituting Lessor, its successor(s) in interests, each Assignee and each of their respective successors in interests and assigns and any Consolidated Group (hereinafter defined) of which Lessor or any such Assignee or any of their respective successors in interests or assigns is, or may become a member, and each member of such Consolidated Group. As used in this subsection (f) the term "Consolidated Group" means an affiliated group (within the meaning of Section 1504 of the Code) that files consolidated returns for Federal income tax purposes and any group filing combined or consolidated returns pursuant to the rules of any state taxing authority.

         20. Indemnification. Lessee hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless Lessor, each Assignee and their respective officers, directors, stockholders, successors, assigns, agents and servants (each such party being herein, for purposes of this Section 20, called an "indemnified party") on an after-tax basis from and against, any and all obligations, fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including legal expenses, of every kind and nature whatsoever, imposed on, incurred by, or asserted against any indemnified party, in any way relating to or arising out of
(a) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, titling or retitling, registration or reregistration, delivery, leasing, subleasing, re-leasing, possession, use, operation, storage, removal, return, repossession, sale or other disposition of the Equipment or any Item of Equipment, or any part thereof, including, without limitation, any of such as may arise from (i) loss or damage to any property or death or injury to any persons, (ii) patent or latent defects in the Equipment (whether or not discoverable by Lessee or any indemnified party), (iii) any claims based on strict liability in tort, and (iv) any claims based on patent, trademark, tradename or copyright infringement, and (v) any claims based upon any non-compliance with or violation of any environmental control, noise or pollution laws or requirements, including without limitation, fines and penalties arising from violations of or noncompliance with such requirements or failure to report discharges, and costs of clean-up of any discharge; or (b) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, or (c) any power of attorney issued to Lessee to license, relicense, title, retitle, register or reregister Items of Equipment subject to motor vehicle titling and registration laws, and any towing charges, parking tolls, fines, parking and speeding tickets, odometer certifications and other civil and criminal motor vehicle violations with respect to any such Item, and all penalties and interest applicable thereto, provided, however, that Lessee shall not be required to indemnify any indemnified party for any matters which arise as a direct result of the gross negligence or willful misconduct of such indemnified party. Lessee shall give each indemnified party prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any indemnified party may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such indemnified party reimburse such indemnified party for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Lessee shall be subrogated to an indemnified party's rights in any matter with respect to which Lessee has actually reimbursed such indemnified party for amounts expended by it or has actually paid such amounts directly pursuant to this Section 20. In case any action, suit or proceeding is brought against any indemnified party in connection with any claim indemnified against hereunder, such indemnified party will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such indemnified party, but failure to give such notice or to enclose such papers shall not relieve Lessee from any liability hereunder, unless such failure is a direct result of the gross negligence or willful misconduct of such indemnified party, in which case such relief shall be solely with respect to such indemnified party. Lessee may, and upon such indemnified party's request will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such indemnified party and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such indemnified party in connection with such action, suit or proceeding. The provisions of this Section 20, and the obligations of Lessee under this Section 20, shall apply from the date of the execution of this Lease notwithstanding that the Term may not have commenced with respect to any Item of Equipment, and shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Lease in whole or in part, including the expiration or termination of the Term with respect to any Item (or all) of the Equipment, and are expressly made for the benefit of, and shall be enforceable by, each indemnified party.

         21. NO WARRANTIES. LESSOR HEREBY LEASES THE EQUIPMENT TO LESSEE AS-IS AND EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, THE EQUIPMENT. LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE EQUIPMENT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER, INCLUDING COMPLIANCE WITH ENVIRONMENTAL LAWS. So long and only so long as an Event of Default shall not have occurred and be continuing, and so long and only so long as the
Equipment shall be subject to this Lease and Lessee shall be entitled to possession of the Equipment hereunder, Lessor authorizes Lessee, at Lessee's expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's, vendor's or dealer's warranty on the Equipment or any part thereof and Lessor will cooperate with Lessee in connection with such assertion to the extent deemed reasonably necessary by Lessee; provided, however, that Lessee shall indemnify, protect, save, defend and hold harmless Lessor from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Lessor in connection therewith, as a result of, or incident to, any action by Lessee pursuant to the foregoing authorization.

         22. Lessee's Representations and Warranties. Lessee hereby represents and warrants that (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation set forth above, and is qualified to do business in, and is in good standing in, each state or other jurisdiction in which the nature of its business makes such qualification necessary, and where the failure to so qualify would have a material adverse effect on such business (including each state or other jurisdiction in which the Equipment or any part thereof will be located, unless the permitted sublessee and the operator of the Equipment is so qualified in such state or other jurisdiction); (b) Lessee has the corporate power and authority to execute and perform this Lease and to lease the Equipment hereunder, and has duly authorized the execution, delivery and performance of this Lease; (c) the leasing of the Equipment from Lessor by Lessee, the execution and delivery of this Lease, each Lease Supplement and other related instruments, documents and agreements, and the compliance by Lessee with the terms hereof and thereof, and the payment and performance by Lessee of all of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Lessee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Lessee's Certificate of Incorporation (or equivalent document), its By-Laws, or of any provisions relating to shares of the capital stock of Lessee, and (iii) will not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which Lessee is a party, or by or under which Lessee or any of Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of Lessee's property or assets; (d) this Lease has been executed by the duly authorized officer or officers of Lessee and delivered to Lessor and constitutes, and when executed by the duly authorized officer or officers of Lessee and delivered to Lessor each Lease Supplement and related instruments, documents and agreements with respect to each Item of Equipment will constitute, the legal, valid and binding obligations of Lessee, enforceable in accordance with their terms; (e) neither the execution and delivery of this Lease or any Lease Supplement by Lessee, nor the payment and performance by Lessee of all of its obligations hereunder and thereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or any other Person; (f) no mortgage, deed of trust, or other Lien which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Lessee, now attaches or hereafter will attach to the Equipment or any Item of the Equipment, or in any manner affects or will affect adversely Lessor's right, title and interest therein; (g) Lessee holds all licenses, certificates and permits from governmental authorities necessary to use and operate the Equipment in accordance with the provisions of this Lease; (h) there is no litigation or other proceeding now pending or, to the best of Lessee's knowledge, threatened, against or affecting the Lessee, in any court or before any regulatory commission, board or other administrative governmental agency which would adversely affect or impair the title of Lessor to the Equipment, or which, if decided adversely to Lessee, would materially adversely affect the business operations or financial condition of Lessee; and (i) all balance sheets, statements of profit and loss and other financial data that have been delivered to Lessor with respect to Lessee (i) are complete and correct in all material respects, (ii) fairly present the financial condition of Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (iii) except as otherwise disclosed therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby; and there has been no material adverse change in the condition of Lessee, financial or otherwise, since the date of the most recent financial statements delivered to Lessor with respect to Lessee, other than as disclosed to Lessor by Lessee.

         23. Events of Default. Any of the following events shall constitute an Event of Default:

         (a) Lessee shall fail to make any payment of Interim Rent or Basic Rent or any Supplemental Payment within five (5) business days after the same is due and payable; or

         (b) Lessee shall fail to observe or perform any of the covenants or agreements of Lessee set forth in Sections 6, 14(a) or 17 hereof; or

         (c) Lessee shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Lease, or in any agreement or certificate furnished to Lessor or any Assignee in connection herewith, and such failure shall continue unremedied for thirty (30) days after written notice to Lessee specifying such failure and demanding the same to be remedied; or

         (d) Lessee shall be in default (i) under any lease, loan agreement or other agreement, instrument or document heretofore, now or hereafter entered into between Lessee and Lessor, or between Lessee and any parent, subsidiary or affiliate of Lessor, and such default shall have been declared by the party entitled to declare the same, or (ii) under any promissory note heretofore, now or hereafter executed by Lessee and delivered to any party referred to in clause
(i) above evidencing a loan made by any such party to Lessee; or any obligation of Lessee under the NationsBank Facility or to any Person (other than Lessor, or any parent, subsidiary or affiliate of Lessor) in excess of $5,000,000 relating to the payment of borrowed money or the payment of rent or hire under any lease agreement, shall be actually accelerated prior to the maturity thereof or result in cancellation or termination of any such lease, by reason of a default in payment or performance by Lessee (excluding any such default which is being contested in good faith by Lessee by appropriate proceedings and the liability for which has not been reduced to judgment); or an attachment or other Lien shall be filed or levied against a material part of the property of Lessee in the aggregate and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of 45 days; or

         (e) Lessee shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee or for a substantial part of its property without its consent and shall not be dismissed for a period of 90 days; or any petition for the relief, reorganization or arrangement of Lessee, or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee, shall be filed by or against Lessee and, if filed against Lessee, shall be consented to or be pending and not dismissed for a period of 90 days, or an order for relief under any bankruptcy or insolvency law shall be entered by any court or governmental authority of competent jurisdiction with respect to Lessee; or any execution or writ or process shall be issued under any action or proceeding against Lessee whereby any of the Equipment may be taken or restrained; or Lessee's corporate existence shall cease; or Lessee shall (whether in one transaction or a series of transactions), without Lessor's prior written consent, sell, transfer, dispose of, pledge or otherwise encumber (other than by the Lien of the NationsBank Facility), all or substantially all of its assets or property, or consolidate or merge with any other entity, or become the subject of, or engage in, a leveraged buy-out or any other form of corporate reorganization such that Lessee or any surviving corporation of Lessee shall have a Tangible Net Worth of less than $35,000,000; or

         (f) any representation, warranty, statement or certification made by Lessee under this Lease or in any Lease Supplement or in any document or certificate furnished Lessor or any Assignee in connection herewith or pursuant hereto, shall prove to be untrue or incorrect in any material respect when made, or shall be breached; or

         (g) the Letter of Credit shall be repudiated or contested by the issuer thereof, or shall be unenforceable in whole or in part, or shall expire, or Lessor shall have received notice from the issuer thereof that the Letter of Credit shall not be renewed and Lessee shall have failed to deliver to Lessor a substitute letter of credit satisfactory to Lessor on or before the date fifteen
(15) days prior to such expiration.

         As used in this Section 22, "Tangible Net Worth" means the total of the par value of common stock and any class or series of preferred stock (after deduction for treasury stock), additional paid-in capital, general contingency reserves and retained earnings or deficit of Lessee, determined in accordance with generally accepted accounting principles, minus the following items (without duplication of deductions), if any, appearing on the balance sheet of
Lessee: (i) the book value of all assets (including, without limitation, goodwill) which would be treated as intangibles under generally accepted accounting principles; and (ii) any write-up in the book amount of any existing asset resulting from a re-evaluation thereof from the book amount entered upon acquisition in excess of that permitted under generally accepted accounting principles.

         24. Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

         (a) Lessor may terminate or cancel this Lease, without prejudice to any other remedies of Lessor hereunder, with respect to all or any Item of Equipment, and whether or not this Lease has been so terminated or cancelled, may enter the premises of Lessee to take immediate possession of the Equipment and remove all or any Item of Equipment by summary proceedings or otherwise, or may cause Lessee, at Lessee's expense, to store, maintain, surrender and deliver possession of the Equipment or such Item in the same manner as provided in
Section 6 hereof, all without liability to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

         (b) Lessor may hold, keep idle or lease to others the Equipment or any Item of Equipment, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that Lessee's obligation to pay Basic Rent for any Rental Periods commencing after Lessee shall have been deprived of possession pursuant to this
Section 24 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Equipment or such Item to any Person other than Lessee for the same Rental Periods or any portion thereof;

         (c) Lessor may sell the Equipment or any Item of Equipment at public or private sale as Lessor may determine, free and clear of any rights of Lessee, and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for the Equipment or Item(s) so sold for any Rental Period commencing after the date on which such sale occurs), the sum of (i) all unpaid Interim Rent and Basic Rent payable for each Item of Equipment for all Rental Periods through the date on which such sale occurs, plus (ii) an amount equal to the excess, if any, of (x) the Casualty Loss Value of the Item(s) of Equipment so sold, computed as of the Rent Payment Date coincident with or next preceding the date of such sale, over (y) the net proceeds of such sale, plus interest at the rate specified in Section 25 hereof on the amount of such excess from the Rent Payment Date as of which such Casualty Loss Value is computed until the date of actual payment, plus (iii) all unpaid Supplemental Payments due with respect to each Item of Equipment so sold;

         (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under subsection (a) or (b) above with respect to any Item(s) of Equipment, Lessor, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for any Item(s) of

Equipment for any Rental Period commencing after the payment date specified in such notice and in lieu of the exercise by Lessor of its remedies under subsection (b) above in the case of a re-lease of such Item(s) or under subsection (c) above with respect to a sale of such Item(s)), the sum of (i) all unpaid Interim Rent and Basic Rent payable for such Item(s) for all Rental Periods through the payment date specified in such notice, plus (ii) all unpaid Supplemental Payments due with respect to such Item(s) as of the payment date specified in such notice, plus (iii) whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the rate specified in Section 26 hereof from the payment date specified in such notice to the date of actual payment): (x) an amount, with respect to each such Item, equal to the Basic Rent payable for such Item for the remainder of the then current Term, after discounting such Basic Rent payment to present worth as of the payment date specified in such notice at the Discount Rate (hereinafter defined), or (y) an amount, with respect to each such Item, equal to the Casualty Loss Value of such Item computed as of the Rent Payment Date coincident with or next preceding the payment date specified in such notice; provided, however, that with respect to any such Item returned to or repossessed by Lessor, the amount recoverable by Lessor pursuant to the foregoing clause (x) shall be reduced (but not below zero) by an amount equal to the fair market rental value of such Item for such remaining Term after discounting such fair market rental value to present worth at the Discount Rate as of the date on which Lessor has obtained possession of such Item, and the amount recoverable by Lessor pursuant to the foregoing clause (y) shall be reduced (but not below zero) by an amount equal to the fair market sales value of such Item as of the date on which Lessor has obtained possession of such Item; and

         (e) Lessor may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease.

         In addition, Lessee shall be liable for all reasonable costs and expenses, including attorney's fees, incurred by Lessor or any Assignee by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Equipment subject to the distance requirements of, and otherwise in accordance with, Section 6 hereof or in placing the Equipment in the condition required by said Section. For the purpose of subsection (d) above, the "fair market rental value" or "fair market sales value" of any Item of Equipment shall mean such value as has been determined by an independent nationally recognized qualified appraiser selected by Lessor. Except as otherwise expressly provided above, no remedy referred to in this
Section 24 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages as set forth in this Section 24 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 24. As used herein, the term "Discount Rate" means the discount rate of the Federal Reserve Bank of Boston, Massachusetts, that is in effect on the payment date specified in any notice given by Lessor to Lessee pursuant to subsection (d) of this Section 24.

         25. Lessor's Right to Perform for Lessee. If Lessee fails to make any Supplemental Payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself, after notice to Lessee, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in Section 26 hereof, shall, if not paid by Lessee to Lessor on demand, be deemed a Supplemental Payment hereunder; provided, however, that no such payment, performance or compliance by Lessor shall be deemed to cure any Event of Default hereunder.

         26. Late Charges. Lessee shall pay to Lessor, upon demand, to the extent permitted by applicable law, interest on any installment of Basic Rent or Interim Rent not paid when due, and on any Supplemental Payment or other amount payable under this Lease which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the higher of (a) nine and 20/100 percent (9.20%) per annum, or (b) the Prime Rate as announced by Chase Manhattan Bank in New York.

         27. Further Assurances. Lessee will promptly and duly execute and deliver to Lessor and any Assignee such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessor and by any Assignee, and Uniform Commercial Code financing statements and continuation statements, and will take such further action as Lessor or any Assignee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and of any Assignee and their respective rights, title and interests in and to the Equipment.

         28. Notices. All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given when personally delivered or when deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, addressed (i) if to Lessor or Lessee, at their respective addresses as set forth herein or at such other address as either of them shall, from time to time, designate in writing to the other, and (ii) if to any Assignee, to the address of such Assignee as such Assignee shall designate in writing to Lessor and Lessee.

         29.      Lessee's Renewal and Purchase Options.

                  (a) Lessee's Renewal Option. If (i) no Event of Default shall have occurred and be continuing and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option upon written notice to Lessor, as hereinafter provided, to renew this Lease with respect to all, but not less than all, Items of Equipment then subject to this Lease for the Renewal Term(s) specified on the Related Exhibit A for such Item. The first Renewal Term with respect to each such Item of Equipment will commence at the expiration of the Basic Term of such Item, and each succeeding Renewal Term will commence at the expiration of the next preceding Renewal Term. All of the provisions of this Lease shall be applicable during each Renewal Term for each such Item of Equipment, except that, during each Renewal Term, Basic Rent shall be the fair market rental value thereof determined in accordance with Section 29(c) hereof and shall be payable at the times and on the Rent Payment Dates set forth on said Related Exhibit A. If Lessee intends to exercise said renewal option with respect to any of said Renewal Terms, Lessee shall give written notice to Lessor to such effect at least one hundred twenty (120) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder, in the case of the first Renewal Term, and at least one hundred twenty (120) days prior to the expiration of the then current Renewal Term of the Item(s) of Equipment whose Basic Term first expires hereunder in the case of the then next succeeding Renewal Term. If Lessee fails to give such written notice to Lessor with respect to any of said Renewal Terms, it shall be conclusively presumed that Lessee has elected not to exercise said renewal option with respect to said Renewal Term, in which case (unless Lessor has otherwise agreed in writing or Lessee has exercised its purchase option under
Section 29(b) hereof) each such Item of Equipment shall be returned to Lessor in accordance with the provisions of Section 6 hereof and until each such Item has been so returned Lessee shall continue to pay Lessor the Basic Rent for each such Item as specified in the next to last sentence of Section 6 hereof.

                  (b) Lessee's Purchase Option. If (i) no Event of Default shall have occurred and be continuing, and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Lessor, as hereinafter provided, to purchase all, but not less than all, Items of Equipment then subject to this Lease, on the date immediately following the date of the expiration of the Basic Term of each such Item of Equipment or, as the case may be, the expiration of the then Renewal Term of each such Item of Equipment, for an amount, with respect to each Item of Equipment, payable in immediately available funds, equal to the fair market sales value thereof determined in accordance with Section 29(c) hereof, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale). Lessor's sale of each Item of Equipment shall be on an as-is, where-is basis, without any representation by, or recourse or warranty to, Lessor (except as to the absence of Liens granted or placed thereon by Lessor or any Assignee pursuant to Section 14(c)). If Lessee intends to exercise said purchase option, Lessee shall give written notice to Lessor to such effect at least one hundred twenty (120) days prior to the expiration of the Basic Term of the Item(s) of Equipment whose Basic Term first expires hereunder, or, if Lessee has renewed this Lease pursuant to Section 29(a) hereof, then at least one hundred twenty (120) days prior to the expiration of the then current Renewal Term of the Item(s) of Equipment whose Basic Term first expires hereunder. If Lessee fails to give such written notice to Lessor as aforesaid, Lessor shall be entitled to presume that Lessee has elected not to exercise said purchase option, and, unless Lessor otherwise agrees in writing, each such Item of Equipment shall be returned to Lessor in accordance with the provisions of Section 6 hereof. Until each such Item has been so returned to Lessor (or if Lessee has exercised its said purchase option but has failed, for whatever reason, to pay Lessor the purchase option amount on the payment date specified in the first sentence of this Section 29(b) with respect to any Item then until such payment has been made to Lessor), Lessee shall continue to pay Lessor the Basic Rent for each such Item as specified in the next to last sentence of Section 6 hereof.

                  (c)  Determination  of Fair Market Sales Value and Fair Market
Rental Value; Appraisal Procedure. If Lessee has elected to exercise its renewal option, as provided in Section 29(a) hereof, or has elected to exercise its purchase option, as provided in Section 29(b) hereof, then as soon as practicable following Lessor's receipt of the written notice from Lessee of Lessee's intent to exercise such option, Lessor and Lessee shall consult for the purpose of determining the fair market rental value or fair market sales value, as the case may be, of each Item of Equipment as of the end of the Basic Term thereof, or, if this Lease has been renewed pursuant to Section 29(a) hereof, then as of the end of the then current Renewal Term thereof, and any values agreed upon in writing shall constitute such fair market rental value or fair market sales value of each such Item of Equipment for the purposes of this Section 29. If Lessor and Lessee have not agreed upon such fair market sales value or fair market rental value, as the case may be, of any Item of Equipment by the thirtieth (30th) day before the Basic Term or, if applicable, the then current Renewal Term, of such Item expires, the same shall be determined by a qualified independent appraiser proposed by Lessor and reasonably acceptable to Lessee, at the equally shared expense of Lessor and Lessee (or, if the parties are unable to agree upon an appraiser, averaging the determinations (disregarding the one that differs most from the other two) of three qualified independent appraisers, one appointed by Lessor at Lessor's expense, the second by Lessee at Lessee's expense, and the third by the first two appraisers at the equally shared expense of Lessor and Lessee (or, if such first two appraisers cannot agree on the third appraiser, by a court having jurisdiction), and such determination shall be conclusively binding on Lessor and Lessee. For all purposes of this Section 29, fair market sales value and fair market rental value shall be determined on the basis of, and shall equal in value, the amount which would obtain in an arm's length transaction between an informed and willing buyer-user or lessee (other than a lessee currently in possession and a used equipment or scrap dealer) and an informed and willing seller or lessor under no compulsion to sell or lease, and in such determination, costs of removal from the location of current use shall not be a deduction from such value, and it shall be assumed (whether or not the same be true) that the Equipment has been maintained in accordance with the requirements of Section 11 hereof and would have been returned to Lessor in compliance with the requirements of Section 6 hereof.

         30. Financial Information. Lessee agrees to furnish Lessor (a) as soon as available, and in any event within 120 days after the last day of each fiscal year of Lessee, a copy of the consolidated balance sheet of Lessee and its consolidated subsidiaries as of the end of such fiscal year, and related consolidated statements of operations and shareholders' equity of Lessee and its consolidated subsidiaries for such fiscal year, audited by an independent certified public accounting firm of recognized standing, each on a comparative basis with corresponding statements for the prior fiscal year, and a copy of Lessee's Form 10-K, if any, filed with the Securities and Exchange Commission for such fiscal year; (b) within 45 days after the last day of each fiscal quarter of Lessee (except the last such fiscal quarter), a copy of the consolidated balance sheet and consolidated statement of shareholders' equity as of the end of such  quarter,  and  a  copy  of  the  consolidated  statement  of  operations
covering  the  fiscal  year  to  date  of  Lessee  and  its   consolidated
subsidiaries on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Lessee, together with a copy of Lessee's Form 10-Q, if any, filed with the Securities and Exchange Commission for such quarterly period; (c) contemporaneously with its transmittal to each stockholder of Lessee and to the Securities and Exchange Commission, all such other financial statements and reports as Lessee shall send to its stockholders and to the Securities and Exchange Commission; (d) as soon as available to Lessee, the notice of any adjustment resulting from any audit of the books and/or records of Lessee by any taxing authority having jurisdiction over Lessee in the event that such adjustment involves an amount greater than or equal to $10,000,000; and (e) such additional financial information as Lessor may reasonably request concerning Lessee.

         31. Expenses. Lessee agrees, whether or not the transactions contemplated by this Lease are consummated, to pay (or reimburse Lessor for the payment of) lien searches, filing fees, and fees and expenses relating to the titling and registration of any Item(s) of Equipment incurred by or on behalf of Lessor in connection with the negotiation and documentation of this Lease, any Guaranty and any other related instruments and documents.

         32. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Lessor's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought.

       Lessee's Initial's.

A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Lessor and (subject to the restrictions of Section 14(a) hereof) Lessee. If there is more than one Lessee named herein, the liability of each Lessee shall be joint and several. This Lease, each Lease Supplement and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the acquisition and leasing of the Equipment, and cancel and supersede any and all prior oral or written understandings with respect thereto.

         33. Venue; Governing Law. Lessee agrees that at Lessor's sole election any suit, action or proceeding brought by Lessor against Lessee in connection with or arising out of this Lease may be brought in any federal or state court located in the Commonwealth of Massachusetts, and Lessee waives personal service of all process upon it and consents that service of process may be made by telecopy, mail or messenger directed to it at its address set forth above and that service so made shall be deemed to be completed upon the earlier of actual receipt or five (5) days after the same shall have been posted to Lessee's said address. Nothing herein contained shall affect Lessor's right to serve legal process in any other manner permitted by law or to bring any suit, action or proceeding against Lessee or its property in the courts of any other jurisdiction. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance.

         34. Letter of Credit. On each anniversary of the last Basic Term Commencement Date beginning with the second anniversary, provided that no Event of Default or event which, with notice or passage of time or both would constitute an Event of Default has occurred and is continuing, Lessee may request that Lessor release all or any portion of the Letter of Credit then outstanding. Lessee shall provide Lessor with such information in connection with such request as Lessor may request, but Lessor shall have no obligation to release the Letter of Credit and the decision as to whether to release all or any portion of the Letter of Credit shall be within Lessor's sole discretion.


                                   [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.



                     BTM FINANCIAL & LEASING CORPORATION B-4
Attest:                                     (Lessor)




                                            By:
Assistant Secretary                         Title:
(Corporate Seal)




                                            LADD FURNITURE, INC.
Attest:                                     (Lessee)




                                            By:
Assistant Secretary                         Title:
(Corporate Seal)



COUNTERPART NO.    OF     SERIALLY NUMBERED MANUALLY EXECUTED
COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                   EXHIBIT A-1 TO EQUIPMENT LEASING AGREEMENT
                         DATED AS OF SEPTEMBER 19, 1996
                                  (Page 1 of 3)

Type of Equipment: Various New and Used Furniture Manufacturing
Equipment, subject to review by, and approval of, Lessor

Maximum Acquisition Cost:  $4,500,000

Acquisition Period: From September 1, 1996 to December 31, 1996, both dates inclusive.

Number of Months in Basic Term:  Sixty-Nine (69) Months

Basic Term Commencement Date: The last day of the calendar quarter next following the Acceptance Date of an Item of Equipment, or such Acceptance Date if it is the last day of a calendar quarter.

Interim Rent Percentages, Basic Rent Percentages and Early Buyout
Percentages:



============================================================================================================================

Acceptance                  Payment                     Interim Rent               Basic Rent                  Early Buyout
Date                        Number                      Percentage*                Percentage*                 Percentage*
============================================================================================================================
9/1/96-9/30/96              1-27                        0.0477                     1.2868                      37.28
----------------------------------------------------------------------------------------------------------------------------
                            28-39                                                  1.3941
----------------------------------------------------------------------------------------------------------------------------
                            40-69                                                  1.5728
============================================================================================================================
10/1/96-12/31/96            1-24                        0.0474                     1.2807                      37.19
----------------------------------------------------------------------------------------------------------------------------
                            25-36                                                  1.3163
----------------------------------------------------------------------------------------------------------------------------
                            37-69                                                  1.5653
============================================================================================================================


         *as a percentage of Acquisition Cost and subject to adjustments corresponding to adjustments in the Basic Rent Percentage.

The Basic Rent Percentage, Interim Rent Percentage, and Early Buyout Percentages of each Item of Equipment set forth in the above table were computed on the assumption that the rate defined as the "closing rate" published daily on page 217 of Telerate, for the United States Treasury Note maturing 3.50 years from the Acceptance Date of such Item of Equipment(the "Applicable Rate"), as determined on the Rent Adjustment Computation Date (hereinafter defined), is equal to 5.32% (the "Assumed Note Rate").

In the event that on a Rent Adjustment Computation Date the Applicable Rate is actually greater or lesser than the Assumed Note Rate,

                  (i) the Basic Rent Percentages set forth in the above table will, effective on and as of the first Rent Payment Date for such Item of Equipment for the Basic Term thereof, be increased (if the Applicable Rate is greater than the Assumed Note Rate on the Rent Adjustment Computation Date) or be decreased (if the Applicable Rate is less than the Assumed Note Rate on the Rent Adjustment Computation
         Date) by .000528% for each basis point in the differential between the Assumed Note Rate and the actual Applicable Rate on the Rent Adjustment Computation Date, and

                  (ii) the Interim Rent Percentages set forth in the above table will, effective on and as of the Rent Payment Date for the Interim Term thereof, be increased (if the Applicable Rate is greater than the Assumed Note Rate on

                   EXHIBIT A-1 TO EQUIPMENT LEASING AGREEMENT
                         DATED AS OF SEPTEMBER 19, 1996
                                  (Page 2 of 3)

         the Rent Adjustment Computation Date) or be decreased (if the Applicable Rate is less than the Assumed Note Rate on the Rent Adjustment Computation Date) and be determined by dividing the weighted average Basic Rent Percentage for such Item of Equipment (after giving effect to the adjustment, if any, in the Basic Rent Percentage specified in clause (i) of this sentence) by 30, and

                  (iii) the Early Buyout Percentages set forth in the above table will be increased (if the Applicable Rate is greater than the Assumed Note Rate on the Rent Adjustment Computation Date) or be decreased (if the Applicable Rate is less than the Assumed Note Rate on the Rent Adjustment Computation Date) by 0.2692% for each basis point in the differential between the Assumed Note Rate and the actual Applicable Rate on the Rent Adjustment Computation Date, and

         The term "Rent Adjustment Computation Date" means the date six (6) Business Days prior to the Acceptance Date of such Item of Equipment, if the said United States Treasury Note rates used in computation of the Applicable Rate is published on page 217 of Telerate for said date, or the first Business Day thereafter for which said United States Treasury Note rates used in computation of the Applicable Rate is so published if such rates are not so published for the Acceptance Date of such Item of Equipment. As used herein the term "basis point" means 1/10th of 1%. In the event of any such adjustment in the Basic Rent Percentage, Interim Rent Percentage, and Early Buyout Percentage, the Casualty Loss Values and Termination Values will be appropriately adjusted to preserve Lessor's economic return.

Rental Periods for Basic Term:                         Each full calendar month.

Rent Payment Dates for Basic Term: The first day of each calendar month during the Basic Term.

Periodicity of Basic Rent Payments During Basic Term: Monthly in arrears on each Rent Payment Date.

Basic Term: Sixty-Nine (69) Months

Early Buyout Date:  For any Item of Equipment, the date sixty
(60) months after the Basic Term Commencement Date of such Item.

Renewal Term(s): One (1) Renewal Term of twenty-four (24) months.

Rental Periods for Renewal Term(s):  Each full calendar month.

Rent Payment Dates for Renewal Terms(s): The first day of each calendar month during each Renewal Term.

Periodicity of Basic Rent Payments During Renewal Term: Monthly in arrears on each Rent Payment Date.

Financial Condition Reference Date:  June 30, 1996

Tax Rebate: A rebate of franchise tax (other than a franchise tax paid by Lessor and not indemnified by Lessee) with respect to superline project anticipated to be located in Swanton, Ohio for Lessee's Affiliate Pilliod Furniture, in the amount of approximately $50,000.

                   EXHIBIT A-1 TO EQUIPMENT LEASING AGREEMENT
                         DATED AS OF SEPTEMBER 19, 1996
                                  (Page 3 of 3)




LADD FURNITURE, INC. (Lessee)                      BTM FINANCIAL & LEASING
                                                   CORPORATION B-4  (Lessor)


By:                                                By:
Title:                                             Title: Senior Vice President